ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of June 3, 2011 (the “Effective Date”), is made by and between NEXT 1 INTERACTIVE, INC., a Nevada corporation (“Buyer”), and OMNIVERSE, a sole proprietorship, and NEW MEDIA BUYS, a sole proprietorship  and JASON M. DEMEO (“DeMeo” and, collectively, the “Sellers”).

WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, certain Purchased Assets (as defined herein), all upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.1.                   Definitions

As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means any Person that controls, is controlled by, or is under common control with the applicable Person. For purposes of this definition, “control” shall mean: (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares entitled to vote for the election of directors, or otherwise having the power to control or direct the affairs of such Person; and (b) in the case of non-corporate entities, direct or indirect ownership of more than 50% of the equity interest or the power to direct the management and policies of such noncorporate entities.

 “Assignment and Assumption Agreement” means an assignment and assumption agreement to be executed and delivered by Buyer and the Sellers at Closing, reasonably satisfactory to Sellers and Buyer, assigning to Buyer all right, title and interest of Sellers under the Assumed Contracts being assigned to Buyer as of the Closing Date.

 “Bill of Sale” means a bill of sale to be executed and delivered by Sellers to Buyer at Closing, reasonably acceptable to Sellers and Buyer, transferring ownership of the Purchased Assets being sold to Buyer as of the Closing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in the U.S. are permitted or required to close by law or regulation.

 “Buyer Indemnified Parties” has the meaning set forth in Section 7.2.

“Buyer Officer’s Certificate” means a certificate, dated as of the Closing Date, duly executed by an authorized officer of Buyer, reasonably satisfactory in form to Sellers.

“Closing” and “Closing Date” shall be the Effective Date.

“Contracts” means contracts, leases, indentures, agreements, purchase orders and all other legally binding arrangements, whether in existence on the date hereof or subsequently entered into, including all amendments thereto.

“Encumbrance” means, with respect to any asset, any imperfection of title, mortgage, charge, lien, security interest, easement, right of way, pledge or encumbrance of any nature whatsoever.

“Excluded Assets” has the meaning set forth in Section 3.2

“Excluded Liabilities” has the meaning set forth in Section 3.2.

 “Governmental Entity” means any court, administrative agency or commission or other governmental authority, body or instrumentality, whether U.S. or non-U.S.

“Governmental Rule” means any law, judgment, order, decree, statute, ordinance, rule or regulation enacted, issued or promulgated by any Governmental Entity.

“Indemnified Party” has the meaning set forth in Section 7.5(a).

“Indemnifying Party” has the meaning set forth in Section 7.5(a).

“Knowledge” of Sellers or Buyer, as the case may be, means all such facts, circumstances or other information, of which such Person is actually aware or in the exercise of commercially reasonable care and diligence, would reasonably have discovered.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or known or unknown, including those arising under any Governmental Rule or action and those arising under any Contract, arrangement, commitment or undertaking, or otherwise.

“Losses” means any and all damages, losses, Taxes, Liabilities, claims, judgments, penalties, costs and expenses (including legal fees and expenses incurred in investigating and/or prosecuting any claim for indemnification).

“Material Adverse Effect” means any change, event, inaccuracy, violation, circumstance or effect, individually or in the aggregate, that has or is reasonably likely to have a material adverse effect on the business, assets (including intangible assets), operations, results of operations, properties or financial condition of the party and its subsidiaries taken as a whole.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

“Purchased Assets” has the meaning set forth in Section 2.2(a).

 “Seller Indemnified Parties” has the meaning set forth in Section 7.3.

“Seller Officer’s Certificate” means a certificate, dated as of the Closing Date, duly executed by an authorized officer of Seller, reasonably satisfactory in form to Buyer.

“Tax(es)” means all Federal, state, local and foreign taxes, customs, duties, governmental fees and assessments, including all interest, penalties and additions with respect thereto.

“Tax Return” means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including estimated Taxes).

 “Third Party Claim” has the meaning set forth in Section 7.5(b).

ARTICLE II.

SALE AND PURCHASE OF PURCHASED ASSETS

SECTION 2.1.                   Purchase and Sale.

Upon the terms and subject to the conditions of this Agreement, on the Closing Date, in consideration for the Purchase Price, as defined in Section 3.1, Sellers will sell, assign, transfer, convey and deliver to Buyer, and Buyer will purchase, acquire and accept, all right, title and interest, of Sellers in, to and under the Purchased Assets, as appropriate, depending on which conditions have been satisfied as of the Closing Date.

SECTION 2.2.                   Purchased Assets.

(a)           The term “Purchased Assets” means the assets of the Sellers listed on Exhibit A, attached hereto including the Contracts to be assumed by Buyer.

(b)           Sellers and Buyer expressly agree and acknowledge that the Purchased Assets will not include any assets of any kind, nature, character or description (whether real personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise, and wherever situated) that are not expressly included within the definition of Purchased Assets (the “Excluded Assets”).

SECTION 2.3.                   Assumption of Certain Obligations.

(a)           Buyer hereby expressly agrees to comply with, and assumes and agrees to perform and discharge, as and when required by the Contracts, all duties and obligations to be paid, performed or discharged by Seller under the terms, covenants and conditions of the Contracts from and after the Closing Date, except as specifically set forth in this Agreement.  Buyer shall not commit or suffer at any time any act or omission that would violate any provision of the Contracts.

(b)           Buyer will not assume or be responsible or liable for any Liabilities of Seller or its Affiliates (collectively, the “Excluded Liabilities”).

SECTION 2.4.                   Certain Tax Matters.

(a)           Allocation of Purchase Price. The Purchase Price will be allocated among the Purchased Assets being sold to Buyer as of the Closing Date as soon as practicable following the Closing Date in accordance with applicable law and as determined by Sellers and Buyer. Each of the parties hereto agrees to report (and to cause its Affiliates to report) the transactions contemplated by this Agreement in a manner consistent with applicable law and with the terms of this Agreement, including such allocation, and agrees not to take any position inconsistent therewith in any Tax Return, in any Tax refund claim, in any litigation or otherwise.

(b)           Transfer Taxes. All transfer, sales, value added, stamp duty and similar Taxes payable in connection with the transactions contemplated hereby will be borne by Buyer.

ARTICLE III.
PURCHASE PRICE

SECTION 3.1.                   Purchase Price.

In exchange for the Purchased Assets, Buyer will issue to Jason M. DeMeo 3,000,000 shares (the “Shares”) of the Buyer’s restricted common stock, $0.00001 par value per share (the “Purchase Price”).

ARTICLE IV.
THE CLOSING

SECTION 4.1.                   Closing Date.

The closing of the sale and transfer of Purchased Assets (a “Closing”) will take place at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10170, or at another place designated by the parties, on the first Business Day following the date on which all of the relevant conditions to each party’s obligations under this agreement have been satisfied or waived, or at such other time, date and/or place as mutually agreed to by the parties hereto (each such date being referred to herein as a “Closing Date”).

SECTION 4.2.                   Transactions to Be Effected at Closing.

(i)           Sellers will deliver or cause to be delivered to Buyer each of the following items, in each case appropriately executed:

(1)           an Assignment and Assumption Agreement covering the Contracts;

(2)           a Bill of Sale covering the Purchased Assets;

(3)           a Seller Officer’s Certificate dated as of the date of Closing

(ii)          Buyer will deliver or cause to be delivered to Sellers each of the following items, in each case appropriately executed:

(1)           an Assignment and Assumption Agreement covering the Contracts;

(2)           a Bill of Sale covering the Purchased Assets;

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF SELLER

Each of the Sellers hereby represents and warrants to Buyer as follows:

SECTION 5.1.                   Seller Organization; Good Standing.

Sellers have the requisite power and authority to own the Purchased Assets and to carry on its business as currently conducted.

SECTION 5.2.                   Authority; Execution and Delivery.

Sellers have the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sellers and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement has been duly executed and delivered by Sellers and, assuming the due authorization, execution and delivery of this Agreement by Buyer, will constitute the legal, valid and binding obligation of Sellers, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 5.3.                   Consents; No Violation, etc.

Except as set forth on Schedule 5.3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (i) violate any Governmental Rule applicable to Sellers, (ii) conflict with any contract to which any Seller is a party or by which it is otherwise bound,  or (iii), subject to the foregoing clause (ii), to the Knowledge of Sellers, violate any rights of any third party or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except, with respect to the foregoing clauses (i) and (ii), for such violations or conflicts which would not have a Material Adverse Effect  or materially interfere with Seller’s performance of its obligations hereunder or, with respect to the foregoing clause (iv), for such approvals, authorizations, consents, licenses, exemptions, filings or registrations which have been obtained or made or which, if not obtained or made, would not have a Material Adverse Effect or interfere with Seller’s performance of its obligations hereunder.

SECTION 5.4.                   Title to Purchased Assets; Trademarks.

           Sellers have good and valid title to all of the Purchased Assets free and clear of all Encumbrances. Buyer acknowledges that certain of the Purchased Assets consist of distribution rights with respect to certain licensed assets and that Sellers are making no representation that it owns any rights or has any title with respect to such assets other than the distribution rights set forth in the respective distribution agreements. All trademarks being transferred are listed in Schedule 5.4.

SECTION 5.5.                   Litigation.

           (a)           There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of Sellers, threatened against Sellers, that relates to the Purchased Assets that (i) challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement, or (ii) has not been disclosed to Buyer in writing prior to the execution of this Agreement.

           (b)           During the twelve-month period ending on the date hereof (i) Seller has not received any written notice from any other Person challenging its ownership or rights to use any intellectual property relating to the Purchased Assets and (ii) there has not been any, and there are no, product liability suits, claims, actions, investigations or proceedings pending or, to the Knowledge of Sellers, threatened against Sellers, relating to the Purchased Assets.

SECTION 5.6.                   No Brokers.

Sellers have not entered into any agreement, arrangement or understanding with any Person or firm which will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

SECTION 5.7.                   Exclusive Representations and Warranties.

Other than the representations and warranties set forth in this Article V, Sellers are not making any other representations or warranties, express or implied, with respect to the  Purchased Assets or any other matter, including but not limited to any warranty of merchantability or fitness for a particular purpose or infringement of third party rights, and all such warranties are disclaimed.

SECTION 5.8.                   Contracts to be Assumed; Customers.

(a)           The Contracts being assigned to Buyer are set forth on Schedule 5.8(a). Except as further set forth on Schedule 5.8(a), to the Knowledge of Sellers, there are no other Contracts related to the Purchased Assets. Each Contract that is a Purchased Asset is a legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and subject to the limitations imposed by general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity). Sellers have not failed to perform any material obligation under any such Contract, havenot received notice from any party claiming or alleging that Sellers have breached or is in default thereunder and Sellers are not (with or without lapse of time or notice, or both) in breach or default thereunder.

SECTION 5.9      Purchase Price

(a)           Information on Buyer.  DeMeo has been furnished with or has had access to such information and materials concerning Buyer as has been requested by DeMeo.  In addition, DeMeo may have received in writing from Buyer such other information concerning its operations, financial condition prospects and other matters as DeMeo has requested in writing (such other information is collectively the "Other Written Information") and considered all factors DeMeo deems material in deciding on the advisability of acquiring the Shares

(b)      DeMeo has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by the Buyer of the size contemplated.  DeMeo represents that he is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment.  DeMeo has had a full opportunity to inspect the books and records of the Buyer and to make any and all inquiries of Buyer’s officers and directors regarding the Buyer and its business as DeMeo has deemed appropriate.

(c)           Information on DeMeo.  DeMeo is is an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) and DeMeo, either alone or with his professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Buyer or any affiliate or selling agent of Buyer, directly or indirectly, has sufficient knowledge and experience in financial and business matters that DeMeo is capable of evaluating the merits and risks of an investment in the Shares offered by the Buyer and of making an informed investment decision with respect thereto and has the capacity to protect his own interests in connection with his proposed investment in the Shares.

(d)           Acquisition of Shares.  DeMeo will acquire its Shares as principal for his own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(e)           Compliance with Securities Act.   DeMeo understands and agrees that the Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of DeMeo contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(f)           Legend.  The initial certificate evidencing the Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(g)           Communication of Offer.  The offer to acquire the Shares was directly communicated to Demeo by Buyer.  At no time was DeMeo presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer

(h)           Restricted Securities.   Notwithstanding anything to the contrary contained in this Agreement, DeMeo may transfer (without restriction and without the need for an opinion of counsel) the Shares to his Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each parent or subsidiary of a Party.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise

(i)           No Governmental Review.  DeMeo understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

SECTION 5.11                   Compliance with Applicable Laws.  The Sellers are in compliance with all applicable laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Sellers.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers as follows:

SECTION 6.1.                   Buyer’s Organization; Good Standing.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has all requisite corporate power and authority to carry on its business as it is currently being conducted. Buyer is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not prevent or materially delay the consummation of the transactions contemplated hereby.

SECTION 6.2.                   Authority; Execution and Delivery.

Buyer has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Sellers, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

SECTION 6.3.                   Consents; No Violations, etc.

The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (i) violate any Governmental Rule applicable to Buyer, (ii) conflict with any provision of the certificate of incorporation or by-laws of Buyer, (iii) conflict with any material contract to which Buyer is a party or by which it is otherwise bound or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except with respect to the foregoing clauses (i) and (iii), for such violations or conflicts which would not materially interfere with Buyer’s performance of its obligations hereunder or, with respect to the foregoing clause (iv), for such approvals, authorizations, consents, licenses, exemptions, filings or registrations which have been obtained or made or which, if not obtained or made, would not materially interfere with Buyer’s performance of its obligations hereunder.

SECTION 6.4.                   Litigation.

There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of Buyer, threatened against Buyer or any of its Affiliates which if adversely determined would materially interfere with the ability of Buyer to perform its obligations hereunder.

SECTION 6.5.                   No Brokers.

Buyer has not entered into any agreement, arrangement or understanding with any Person or firm which will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

SECTION 6.6.                   No Seller Warranty.

Buyer represents that neither the Sellers nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Sellers, its respective Affiliates or the Purchased Assets, not expressly set forth in this Agreement, and neither the Sellers nor any other Person will have or be subject to any Liability to Buyer or any other Person resulting from the distribution to Buyer or its representatives or Buyer’s use of any such information.

SECTION 6.7.                   Purchase Price

(a)         The Shares sold hereunder have been duly authorized by the appropriate corporate action of the Company.

(b)         The Buyer shall transfer title, in and to the Shares to the Sellers free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

ARTICLE VII.
CERTAIN COVENANTS AND AGREEMENTS OF SELLERS

SECTION 7.1.                   Further Actions.

Following the Closing Date, Sellers will use commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to satisfy the conditions to closing in order to consummate and make effective the transactions contemplated by this Agreement, and (ii) to obtain any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. Furthermore, to the extent necessary following the Closing Date, Sellers will use commercially reasonable efforts to take, or cause to be taken, all further actions necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE VIII.
CERTAIN COVENANTS AND AGREEMENTS OF BUYER

SECTION 8.1.	Books and Records.

Buyer will preserve all books and records included within the Purchased Assets for applicable periods of time as required by law, and will make such books and records available for inspection and copying by Sellers or its agents upon reasonable request and upon reasonable notice.

SECTION 8.2.	Bulk Transfer Laws.

Buyer hereby waives compliance by Sellers with the provisions of any so-called “bulk transfer law” of any jurisdiction in connection with the sale of the Purchased Assets to Buyer. Sellers will indemnify Buyer against, and pay and reimburse Buyer for, any and all costs, losses and liabilities that may be asserted by third parties against Buyer as a result of noncompliance with any such bulk transfer law.

SECTION 8.3.	Further Actions.

Following the Closing Date, Buyer will use commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to satisfy the conditions to closing in order to consummate and make effective the transactions contemplated by this Agreement. Furthermore, to the extent necessary following the Closing Date, Buyer will use commercially reasonable efforts to take, or cause to be taken, all further actions necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE IX.
CONDITIONS PRECEDENT

SECTION 9.1.	Conditions to Obligations of Buyer.

The obligation of Buyer to purchase the Purchased Assets being sold on the Closing Date is subject to the satisfaction on and as of the Closing Date of each of the following conditions:

(a)           Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement will be true and correct in all material respects with respect to such Purchased Assets (other than representations and warranties that contain materiality qualifications, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct as of such earlier date).

(b)           Performance of Obligations of Sellers. Sellers will have performed or complied in all material respects with all obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c)           No Litigation, Injunctions, or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement will be threatened or in effect.

(d)           Board Consent.       Buyer shall have received the consent of its Board of Directors in connection with this Agreement and the transactions contemplated hereby.

(e)           Deliveries. Sellers will have duly executed and delivered to Buyer, dated as of the Closing Date, the documents referred to in the relevant subsection of Section 4.2.

SECTION 9.2.	Conditions to the Obligations of Sellers.

The obligations of Sellers to sell, assign, convey, and deliver the Purchased Assets being sold on the Closing Date to Buyer are subject to the satisfaction on and as of the Closing Date of each of the following conditions:

(a)           Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement will be true and correct in all material respects (other than representations and warranties that contain materiality qualifications, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct as of such earlier date).

(b)           Performance of Obligations of Buyer. Buyer will have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the  Closing Date.

(c)           No Litigation, Injunctions, or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement will be threatened or in effect.

(d)           Employment Agreements.    Buyer shall have entered into Employment Agreements with each of DeMeo, Ryan Wyse and a consulting agreement with Joe Scotti in substantially the form attached hereto as Exhibit B.

(e)           Deliveries. Buyer will have duly executed and delivered to Sellers, dated as of the  Closing Date, in each case appropriately executed, the documents referred to in the relevant subsection of Section 4.2.

ARTICLE X.
TERMINATION, AMENDMENT AND WAIVER

SECTION 10.1.	Termination.

(a)           Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing by mutual written consent of Sellers and Buyer;

(b)           In the event of termination of this Agreement pursuant to this Section 10.1, written notice thereof will forthwith be given to the other party and the transactions contemplated by this Agreement will be terminated, without further action by any party.  If the transactions contemplated by this Agreement are terminated as provided herein:

(i)
Buyer will return all documents and other material received from Sellers relating to the Purchased Assets, or the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Sellers and, if applicable, Sellers shall return the Purchase Price to Buyer; and

(ii)	all confidential information received by Buyer with respect to Sellers or the Purchased Assets will be treated as confidential information.

(c)           If this Agreement is terminated, no party hereto and none of their respective directors, officers, stockholders, Affiliates or controlling Persons shall have any further liability or obligation under this Agreement, except as set forth in paragraphs (a) and (b) of this Section 10.1, except that nothing herein will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

SECTION 10.2.	Amendments and Waivers.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  By an instrument in writing, Buyer, on the one hand, or Sellers, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

ARTICLE XI.
INDEMNIFICATION

SECTION 11.1.	Survival.

All representations and warranties of Sellers and Buyer contained herein or made pursuant hereto shall survive the Closing Date and shall remain operative and in full force and effect for a period of twelve (12) months following the Closing Date (the “Expiration Date”). Notwithstanding anything herein to the contrary, any breach of a representation or warranty that arises and is the subject of a claim that is asserted in writing prior to the Expiration Date shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof.

SECTION 11.2.	Indemnification by Sellers.

           Sellers hereby agree that from and after the Closing Date, Sellers shall indemnify Buyer and its Affiliates and their respective officers, directors and employees (the “Buyer Indemnified Parties”) against, and hold them harmless from, and pay and reimburse such Parties for, any Losses to the extent such Losses arise from or in connection with the following:

(i)	any breach by Sellers of any representation or warranty made by it contained in this Agreement;

(ii)	any breach by Sellers of any of its covenants, agreements or obligations contained in this Agreement; and

(iii)	any and all Excluded Liabilities.

SECTION 11.3.	Indemnification by Buyer.

            Buyer hereby agrees that from and after the Closing Date, Buyer shall indemnify Sellers and its Affiliates and their respective officers and employees (the “Seller Indemnified Parties”) against, and hold them harmless from, and pay and reimburse such Parties for, any Losses to the extent such Losses arise from or in connection with the following:

(i)	any breach by Buyer of any representation or warranty made by it contained in this Agreement; and

(ii)	any breach by Buyer of any of its covenants, agreements or obligations contained in this Agreement or assumed by Buyer under the Assignment and Assumption Agreements.

SECTION 11.4.	Limitations.

(a)           The amount of any Losses for which either Sellers or Buyer, as the case may be, is liable shall be reduced by the amount of any insurance proceeds directly payable to the Buyer Indemnified Party and the Seller Indemnified Party, as applicable.

(b)           In no event shall either party or any of its Affiliates be liable by reason of any breach of any representation, warranty, condition or other term of this Agreement or any duty of common law, for any consequential, special or incidental or punitive loss or damage (whether for loss of current or future profits, loss of enterprise value or otherwise).

(c)           The right of the Buyer Indemnified Parties and the Seller Indemnified Parties under this Article VII shall be the sole and exclusive remedy of the Buyer Indemnified Parties and the Seller Indemnified Parties, as the case may be, with respect to matters covered hereunder, including but not limited to claims relating to the Purchased Assets, Assumed Liabilities or Excluded Liabilities.

SECTION 11.5.	Procedure.

(a)           In order for an indemnified party under this Article XI (an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement, such Indemnified Party will, within a reasonable period of time following the discovery of the matters giving rise to any Losses, notify the indemnifying party under this Article XI (the “Indemnifying Party”) in writing of its claim for indemnification for such Losses, specifying in reasonable detail the nature of such Losses and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give such notification will not affect the indemnification provided hereunder, except to the extent the Indemnifying Party will have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within a reasonable period of time after the Indemnified Party’s receipt of such request, all information and documentation reasonably requested by the Indemnifying Party with respect to such Losses.

(b)           If the indemnification sought pursuant hereto involves a claim made by a third party against the Indemnified Party (a “Third Party Claim”), the Indemnifying Party will be entitled to assume the defense of such Third Party Claim and, if it so chooses, shall reimburse the Indemnified Party for the cost of the defense of such Third Party Claim with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.  If the Indemnifying Party assumes such defense, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party will have failed to give notice of the Third Party Claim as provided above).  If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the parties hereto will cooperate in the defense or prosecution thereof. Such cooperation will include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, it will defend or prosecute it diligently and the Indemnifying Party will seek the approval of the Indemnified Party (not to be unreasonably withheld) to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim. Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (not to be unreasonably withheld). The Indemnifying Party shall reimburse upon demand, all reasonable costs and expenses incurred by the Indemnified Party in cooperation with the defense or prosecution of the Third Party Claim.

ARTICLE XII.
GENERAL PROVISIONS

SECTION 12.1.	Expenses.

Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

SECTION 12.2.	Further Assurances and Actions.

Each of the parties hereto, upon the request of the other party hereto, whether before or after the Closing and without further consideration, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement.  Sellers and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

SECTION 12.3.	Notices.

All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing signed by the sender and shall be deemed duly given (a) on the date delivered, if personally delivered, (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the Business Day after being sent by Federal Express or another recognized overnight mail service which utilizes a written form of receipt for next day or next business day delivery or (d) two (2) Business Days after mailing, if mailed by U.S. postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable party at the address set forth below; provided that a party may change its address for receiving notice by the proper giving of notice hereunder:

if to Sellers, to:

Omniverse and New Media Buys
233 SW Greenwich Drive PMB 51
Lee’s Summit, MO 64082
Attn:      Jason M. Demeo

if to Buyer, to:

Next 1 Interactive, Inc.
2400 North Commerce Parkway, Suite 105
Weston, FL 33326
Attn:

Headings.  The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

SECTION 12.4.	Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 12.5.	Counterparts.

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart.

SECTION 12.6.	Entire Agreement; No Third-Party Beneficiaries.

This Agreement and the Exhibits and Schedules hereto constitute the entire agreement and supersede all prior agreements and understandings, both written and oral (including any letter of intent, memorandum of understanding or term sheet), between or among the parties hereto with respect to the subject matter hereof. Except as specifically provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder or thereunder.

SECTION 12.7.	Governing Law.

This Agreement and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely in such State.

SECTION 12.8.	Jurisdiction, Venue, Service of Process.

Buyer and Sellers agree to irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of Florida for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Party agrees to commence any such action, suit or proceeding in the United States District Court for the Southern District of Florida. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 12.3 of this Agreement shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this Agreement. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of Florida.

SECTION 12.9.	Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with its terms and that the parties hereto will be entitled to specific performance of such terms, in addition to any other remedy at law or in equity, without the necessity of demonstrating the inadequacy of monetary damages and without the posting of a bond.

SECTION 12.10.	Publicity.

Neither party will make any public announcement concerning, or otherwise publicly disclose, any information with respect to the transactions contemplated by this Agreement or any of the terms and conditions hereof without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld. Notwithstanding the foregoing, either party may make any public disclosure concerning the transactions contemplated hereby that in the view of such party’s counsel may be required by law or the rules of any stock exchange on which such party’s or its Affiliates’ securities trade; provided, however, the party making such disclosure will provide the non-disclosing party with a copy of the intended disclosure reasonably, and to the extent practicable, prior to public dissemination, and the parties hereto will coordinate with one another regarding the timing, form and content of such disclosure.

SECTION 12.11.	Assignment.

Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that either party may assign its rights and obligations under this Agreement, without the prior written consent of the other party, to an Affiliate or to a successor of the assigning party by reason of merger, sale of all or substantially all of its assets or any similar transaction. Any permitted assignee or successor-in-interest will assume all obligations of its assignor under this Agreement. No assignment will relieve either party of its responsibility for the performance of any obligation.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 12.12.	Amendments and Waivers.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  By an instrument in writing, Buyer, on the one hand, or Sellers, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

NEXT 1 INTERACTIVE, INC.

By:	/s/Bill Kerby
Name:	Bill Kerby
Title:	Chief Executive Officer and Chairman

OMNIVERSE

By:	/s/Jason M. DeMeo
Name:	Jason M. DeMeo

NEW MEDIA BUYS

By:	/s/Jason M. DeMeo
Name:	Jason M. DeMeo

JASON M. DEMEO

By:	/s/Jason M. DeMeo
Name:	Jason M. DeMeo

EXHIBIT A

A)	Distribution Platform

River Broadcasting Network – National Carriage on the Galaxy 19 Satellite in cooperation with River Broadcasting Network (Barter only with no fixed expenses other than paid programming at $100 per hour)

ROKU- Launch FIRST IN THE INDUSTRY full time live RRTV/OMNI network on ROKU

Independent News Network – National News Distribution via all media platforms including Satellite, Broadcast, Cable, Web, Mobile, VOD and Set Top Boxes for: (Barter 3-4 minutes).

B)	Distribution Rights for Television programs:

Planet X – This new action sports half-hour provides a stage for athletes to give insight on their lives and their sport with tips and tricks for young enthusiasts.

Angel’s Friends – A trio of teen angel girls are sent to Earth to help teens, but a trio of devils interferes.  Animation.

Beta Records – Emphasizes educational and pop culture with music videos and teaching recording with vintage analog recording gear.

Kid’s Sports News Network – The latest in youth and amateur sporting events and tournaments from around the country with highlights of up and coming athletes.

Gina D. – The shows address the learning needs and potential of young children, as they entertain, amuse and delight viewers.  Mix of live action and animation.

3Wide Life – NASCAR teams share their experiences, advice and stories, educating teens and providing an in-depth look at the hard work and dedication it takes to achieve their goals.

Untamed Sports – National Distribution Rights via all media platforms including Satellite, Broadcast, Cable, Web, Mobile, VOD and Set Top Boxes for : (Barter)

HUNTING

•	Outdoor All-Stars with Wayne Burns
•	Doe’s team Extreme
•	Blue Collar Adventures
•	Gone Hunting Safaris

FIELD SPORTS

•	Hunt, Fish, Cook

FISHING

•	Future of Fishing
•	Hooked on the Fly
•	Reel Adventures
•	The Ultimate Catch

ACTION SPORTS

•	Planet X
•	Athletes in Motion
•	World Match Sailing

MOTOR SPORTS

•	Mud Truck
•	Must See Racing
•	FIM Super Moto
•	2Xtreem Motorcycle TV

C)	Rights to distribute the following Documentary’s Series and Specials:

•	The MO Show
•	Just Down the Road
•	Love, Marriage and Stinking Thinking
•	Traveling with Tots
•	Moms on the Move
•	Building on Hope: Making Poverty Housing History – 52 minutes. Closed captioned
•	Fierce Goodbye: Living in the Shadow of Suicide – 44 minutes. Closed captioned
•	Hunger No More: Faces Behind the Facts – 57:30 minutes. Closed captioned
•	Journey Toward Forgiveness – 58 minutes. Closed captioned
•	Shadow Voices: Finding Hope in Mental Illness- 58 minutes. Closed captioned

•	Troubled Waters – 58:53 minutes
•	LPFM: The People’s Voice – 58:25 minutes
•	Joy Dawned Again – 46 minutes
•	Strong Roots, Fragile Farms – 58:53 minutes
•	Uganda: Ready to Forgive, An African Story of Grace – 1 hour
•	Native Nations: Standing Together for Civil Rights – 58:53 minutes
•	The Shadows of Virtue – 38 minutes
•	Lifestyle Magazine – 28:30 minutes per episode, 38 episodes. Closed captioned
•	The Evidence – 28:30 minutes per episode, 26 episodes. Closed captioned
•	McDougall, M.D. – 28:30 minutes per episode, 47 episodes. Closed captioned
•	Keeping the Faith – 28:30 minutes per episode, 14 episodes. Closed captioned

D)	Holiday Programs:

•	The Wondrous Gift – 58:30 minutes. Closed captioned
•	All is Bright – 58:30 minutes. Closed captioned
•	Love’s Pure Light – 58:30 minutes. Closed captioned
•	Christmas at Cadillac Jack’s – 58:30 minutes. Closed captioned

E)	Websites:

•	www.newmediabuys.com
•	www.omniversetv.com
•	www.omniversesales.com
•	www.syndicatemyshow.com

F)	Equipment:

•	Flash Encoding Server
•	Satellite Dish with receiver

EXHIBIT B

Employment Agreement for Jason DeMeo and Ryan Wyse
Consulting Agreement for Joe Scotti